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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Devon Energy Corporation Current Report on Form 8-K of our report dated January 28, 2000 relating to the consolidated financial statements of Santa Fe Snyder Corporation which appear in Santa Fe Snyder Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PRICEWATERHOUSECOOPERS LLP

September 12, 2000